FORM 8-K


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 25049

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES ACT OF 1934


Date of Report (date of earliest event reported): April 12, 2005


CROFF ENTERPRISES, INC.
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(Exact name of registrant as specified in its charter)


Utah                       1-100
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(State or other             (Commission file
jurisdiction of incorporation)         number)


87-0233535
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(IRS Employer identification Number)
3773 Cherry Creek Drive North #1025 Denver, Colorado 80209
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(Address of principal executive offices)         (Zip Code)

(303) 383-1555
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(Registrant's telephone number, including area code)

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ITEM 5.02 Departure of Directors or Principal Officers;
Election of Directors; Appointment of Principal Officers.

Croff Enterprises, Inc. announced today that the Company has selected a new Chief Financial Officer, Mr. Don Peterson.
Mr. Peterson was elected as Secretary/Treasurer of Croff Oil Company, effective April 11, 2005, by a unanimous vote of the Board of Directors on April 8, 2005. Mr. Peterson will replace Richard Mandel as Acting Secretary and Kelle Thomas as Acting Treasurer. Mr. Peterson will serve without a fixed employment contract at the discretion of the Board of Directors.


Attachment

New Release

CROFF ANNOUNCES NEW CHIEF FINANCIAL OFFFICER

DENVER, COLORADO, April 12, 2005, CROFF OIL COMPANY (OTCBB: COFF) Croff Enterprises, Inc. announced today that the Company has selected a new Chief Financial Officer, Mr. Don Peterson.
Mr. Peterson was elected as Secretary/Treasurer of Croff Oil Company, effective April 11, 2005, by a unanimous vote of the Board of Directors on April 8, 2005. Mr. Peterson will replace Richard Mandel as Acting Secretary and Kelle Thomas as Acting Treasurer.

Mr. Peterson has proven past experience as a CFO/Controller with extensive oil and gas exploration and production experience including transportation, gas gathering, processing and gas marketing. He also has experience with compliance of accounting processes and procedures, Sarbanes Oxley Act, as well as experience in corporate planning and development. Mr. Peterson has formerly been employed by Getty Oil Company and Fuelco.

Croff is an independent energy company engaged in the business of oil and natural gas production, primarily through ownership of perpetual mineral interests and acquisition of producing oil and natural gas leases. The Companys principal activity is oil and natural gas production from non-operated properties.
The Company acquires, owns, and produces, producing and non-producing leases and perpetual mineral interests in Alabama, Colorado, Michigan, Montana, New Mexico, North Dakota, Oklahoma, Texas, Utah and Wyoming.


Contact	Gerald L. Jensen, President
	Croff Oil Company
	3773 Cherry creek Drive North #1025
	Denver, Colorado 80209
	(303) 383-1555
	jerry@croff.com
        www.croff.com